Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-267041) on Form S-3 and registration statements (Nos. 333-278355, 333-275546, 333-267042, 333-264048, 333-261072, 333-234693, 333-231945, 333-231943, 333-229817, 333-223390, 333-223389, 333-216431, 333-216430, 333-210042, 333-210041, 333-207545) on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of PDS Biotechnology Corporation.

/s/ KPMG LLP

Short Hills, New Jersey
March 27, 2025